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                                                                    EXHIBIT 99.3




         We consent to both the use of our opinion dated January 23, 2003, and to references to Capitalink, L.C. in the Form S-4 for Krispy Kreme Doughnuts, Inc.




/s/ CAPITALINK, L.C.
CAPITALINK, L.C.



Coral Gables, Florida
March 5, 2003